CERTIFICATION

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

David K. Downes, President/Principal Executive Officer, and James H. Malone, Treasurer/Principal Financial Officer, of Community Capital Trust (the "Registrant"), each certifies to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSRs for the period ended November 30, 2017 (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David K. Downes
David K. Downes
President/Principal Executive Officer

Date: February 6, 2018

/s/ James H. Malone
James H. Malone
Treasurer/ Principal Financial Officer

Date: February 6, 2018

This certification is being furnished to the Securities and Exchange Commission pursuant to rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Report with the Securities and Exchange Commission.